UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement

On April 7, 2006, Solomon Technologies, Inc. (the “Company”) borrowed $50,000 from Peter and Barbara Carpenter (the “Carpenters”) and Woodlaken LLC (“Woodlaken”) assigned $50,000 of its promissory note issued by the Company on March 31, 2006 in the aggregate principal amount of $172,000 (the “Woodlaken Note”) to the Carpenters. On April 10, 2006, the Company borrowed $50,000 from Pascal Partners, LLC (“Pascal”) and Woodlaken assigned $50,000 of the Woodlaken Note to Pascal. The Company issued promissory notes in the principal amount of $100,000 to the Carpenters and Pascal. The Company also issued a promissory note in the principal amount of $72,000 to Woodlaken representing the balance of the principal amount under the Woodlaken Note. The new notes bear interest at a rate of 12% per annum and mature on April 30, 2006. The new notes have substantially the same terms as the promissory notes in the aggregate principal amount of $975,000 issued by the Company to Woodlaken, Jezebel Management Corp., Pinetree (Barbados), Inc., Coady Family LLC and F. Jay Leonard (the “Initial Investors”) between March 2005 and March 2006 (the “Notes”) and with the Notes are secured by a first priority security interest in all of the tangible and intangible assets of the Company.

The managers of Woodlaken are Gary M. Laskowski, the chairman of the board of directors and vice president of the Company, and Jonathan D. Betts, a director of the Company. Woodlaken currently owns 915,221 shares of common stock of the Company.

The board of directors of the Company has authorized the Company to borrow up to an additional $353,000 from the Initial Investors, the Carpenters, Pascal and others on the same terms as the Notes and the new notes issued to the Carpenters, Pascal and Woodlaken.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described in Item 1.01, on April 7, 2006, the Company borrowed $50,000 from the Carpenters, Woodlaken assigned $50,000 of the Woodlaken Note to the Carpenters and the Company issued a promissory note in the principal amount of $100,000 to the Carpenters. On April 10, 2006, the Company borrowed $50,000 from Pascal, Woodlaken assigned $50,000 of the Woodlaken Note to Pascal and the Company issued a promissory note in the principal amount of $100,000 to Pascal. The Company also issued a promissory note in the principal amount of $72,000 to Woodlaken representing the balance under the Woodlaken Note. The notes are secured by a first priority security interest in all of the tangible and intangible assets of the Company. The notes may be accelerated by each of the holders upon the occurrence of certain events of default, including the Company’s bankruptcy or liquidation or breach of any of the Company’s representations or obligations under the notes. The notes mature on April 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: April 13, 2006	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President (Principal Executive Officer)